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                    CURTICE BURNS FOODS, INC.



             SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


                                   As Amended to September 19, 1994

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                       Curtice Burns Foods
             SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                            Preamble

The principal objective of the Curtice Burns Foods Supplemental Executive Retirement Plan is to ensure the payment of a competitive level of retirement income in order to attract, retain and motivate selected executives. The plan is designed to provide a benefit which, when added to other retirement income of the executive, will meet the objective described above. Eligibility for participation in the plan shall be limited to executives recommended by the President and CEO of Curtice Burns Foods and approved by the Budget and Salary Committee of the Board of Directors. This plan was effective on July 1, 1987, and will be effective as to each participant on the date he or she is designated as such hereunder. The restatement of the plan is effective on August 12, 1992.
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                            SECTION I
                           DEFINITIONS

1.1 'Affiliate' means any corporation, partnership or other organization which, during any period of employment of a Participant, was at least 50% controlled by the Company or an affiliate of the Company.
1.2  'Basic Plan' means the Curtice Burns Foods Master Salaried
     Retirement Plan.
1.3 'Committee' means the Human Resources Committee of the Board of Directors of the Company, which has been given authority by the Board of Directors to administer this Plan.
1.4  'Company' means Curtice Burns Foods.
1.5 'Curtice Burns Foods Deferred Profit Sharing Annuity Equivalent' shall be calculated by multiplying the 10-year US Treasury Bill yield on the first day of the calendar month preceding the month in which the Participant retires, (published in the Federal Reserve Statistical Release) by the sum of (1) the Participant's actual final balance in the Curtice Burns Foods Non-Qualified Profit Sharing Plan and the Curtice Burns Foods Deferred Profit Sharing Plan on the Participant's date of retirement as defined in Section 2.1, plus (2) any in-service withdrawals made from the Curtice Burns Foods Non-Qualified Profit Sharing Plan and/or the Curtice Burns Foods Deferred Profit Sharing Plan, plus (3) any

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     amounts transferred from the Curtice Burns Foods Deferred
     Profit Sharing Plan into the Curtice Burns Foods Investment Plan plus investment income on such transfers through the Participant's retirement date, plus (4) any portion of annual awards from the Curtice Burns Foods Non-Qualified Profit Sharing Plan elected to be taken in cash by the Participant.
1.6 'Earnings' means total earnings, consisting of salary and incentive compensation, averaged over the final full three calendar years prior to the Participant's year of retirement, death or disability. In the event the Participant's earnings for his year of retirement, death or disability exceed his earnings for the third-preceding full calendar year, then the earnings for the year of retirement, death, or disability shall be substituted for the earnings in such third-preceding full calendar year for purposes of computing the Participant's Earnings.
1.7 'Other Retirement Income' means retirement income payable to the Participant at age 65 from any of the following sources:
     (a) Any qualified defined benefit pension plan sponsored by the Company (other than the Basic Plan).
     (b) Any defined benefit pension plan sponsored by a prior employer of the Participant.
     (c)  Social Security Benefits as defined in Section 1.11.
1.8 'Participant' means an employee of the Company designated as a participant by the Committee. An employee shall become a Participant in the Plan as of the date he or she is

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     individually selected by, and specifically named in the
     resolution of the Committee for inclusion in the Plan.
1.9  'Plan' means the Company's Supplemental Executive Retirement
     Plan.
1.10 'Retirement' means the termination of a Participant's employment with the Company on one of the retirement dates specified in Section 2.1.
1.11 'Social Security Benefit' means the annual Primary Insurance Amount estimated by the Committee to be payable to the Participant at age 65 under the Federal Social Security Act, provided, however, that:
     (a) the Social Security Benefit for a Participant who dies or retires prior to age 65 will be calculated assuming the Participant will not receive any future wages which would be treated as wages for purposes of the Federal Social Security Act.
     (b) the Social Security Benefit, once calculated, will be frozen as of the date the Participant dies or retires, whichever is applicable.
1.12 'Surviving Spouse' means the spouse of a Participant who is eligible to receive a surviving spouse benefit under the Basic Plan.
1.13 The masculine gender, where appearing in the Plan, will be deemed to include the feminine gender, and the singular may include the plural, unless the context clearly indicates the contrary.

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                           SECTION II
                    ELIGIBILITY FOR BENEFITS

2.1 Each Participant is eligible to retire and receive a benefit under this Plan beginning on one of the following dates:
     (a) 'Normal Retirement Date,' which is the first day of the month following the month in which the Participant reaches age 65.
     (b) 'Early Retirement Date,' which is the first day of any month following the month in which the Participant reaches age 62.
     (c) 'Postponed Retirement Date,' which is the first day of the month following the Participant's Normal Retirement Date in which the Participant terminates employment with the Company.
2.2 Anything herein to the contrary notwithstanding, if a Participant who is receiving, or may be entitled to receive, a benefit hereunder engages in competition with the Company (without prior authorization given by the Committee in writing) or is discharged for cause, or performs acts of willful malfeasance or gross negligence in a matter of material importance to the Company, payments thereafter payable hereunder to such Participant or such Participant's Surviving Spouse will, at the discretion of the Committee, be forfeited and the Company will have no further obligation hereunder to such Participant or spouse. For purposes of this

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     Section 2.2, the term 'discharged for cause' shall mean
     termination by the Company as a result of (a) the conviction of the Participant by a court of competent jurisdiction of a crime which constitutes a felony under any state or federal law, (b) an act by the Participant which in the opinion of the Board of Directors of the Company constitutes a theft of the Company's property, or (c) the insubordination, gross negligence or willful misconduct of the Participant (such finding having been initially made by the Board of Directors of the Company). 'Competition with the Company' shall occur if, before or after termination of employment, the Participant, directly or indirectly, comes to own, manage, operate, control, be employed by or participate in the ownership, management, operation or control of, or be connected in any other manner with, any business which, in the judgment of the Board of Directors of the Company, is in substantial competition with the Company (unless the Participant has first obtained the Board's prior written consent).

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                           SECTION III
              AMOUNT AND FORM OF RETIREMENT BENEFIT

3.1 The annual retirement benefit payable as a Straight-Life Annuity at Normal Retirement Date under the Plan will equal 50% of Earnings, less any Basic Plan Benefit, less the Curtice Burns Foods Deferred Profit-Sharing Annuity Equivalent, and less any Other Retirement Income. For the purposes of this Section, the Basic Plan Benefit and any Other Retirement Income are each to be expressed as a Straight-Life Annuity, payable at age 65, regardless of the actual form of payment for such benefits. The conversion of other forms of payment to a Straight-Life Annuity, if necessary, shall be made using the actuarially equivalent factors as specified from time to time in the Curtice Burns Foods Master Salaried Retirement Plan or any successor to such plan.
3.2 The annual benefit payable at an Early Retirement Date will equal the benefit determined in Section 3.1 reduced by the following factors:

               Age at Retirement        Reduction Factor
                     65                        0%
                     64                       10
                     63                       30
                     62                       50

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     (a)  If the Participant's age at retirement is greater than 64 years, then the Participant's annual benefit shall be reduced by .8333% multiplied by the number of full calendar months by which the Participant's benefit commencement date precedes the Participant's Normal Retirement Date.
     (b) If the Participant's age at retirement is greater than 62 years but less than 64 years, then the Participant's annual benefit shall be reduced by the sum of (i) 10% plus (ii) 1.667% multiplied by the number of full calendar months by which the Participant's benefit commencement date precedes the first day of the month coincident with or next following the Participant's 64th birthday.
3.3 The annual benefit payable at a Postponed Retirement Date will be equal to the benefit determined in accordance with Section
     3.1 based on earnings determined as of the Participant's
     Normal Retirement Date.
3.4 The benefit determined under this Plan will be payable either as a Straight-Life Annuity or as a Surviving Spouse Annuity.
          A Straight-Life Annuity is an annuity payable monthly solely during the life of the Participant.
          A Surviving Spouse Annuity is an annuity payable monthly during the life of the Participant. Upon the death of the Participant, 50% of the monthly annuity payable to

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          the Participant will be paid to the Participant's spouse
          and will cease upon the spouse's death.
     The amount of Surviving Spouse Annuity payable to the Participant shall equal 90% of the amount payable to the Participant as a Straight-Life Annuity. A Participant who is married may elect to receive either a Straight-Life Annuity or a Surviving Spouse Annuity at the time of his retirement. Any election so made shall be irrevocable.
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                           SECTION IV
                 PAYMENT OF RETIREMENT BENEFITS

4.1 Benefits payable in accordance with Section III will commence on the Participant's date of retirement. In the case of Early Retirement, however, the Participant may elect to commence benefits on the first day of any month following the Participant's Early Retirement Date but not later than his Normal Retirement Date. Benefits will continue to be paid on the first day of each succeeding month. The last payment will be on the first day of the month in which the retired Participant dies unless a Surviving Spouse Annuity is elected in accordance with Section 3.4.
4.2 No benefits are payable under this Plan if a Participant terminates employment for any reason, except by death or disability as specified in Sections V and VI, prior to the Participant's Early Retirement Date provided hereunder.
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                            SECTION V
                     DEATH BENEFITS PAYABLE

5.1 If a Participant should die after attaining age 62 and before Retirement, the Surviving Spouse will receive a benefit equal to 50% of the amount of the Participant's retirement benefit determined in accordance with Section III, as if the Participant had retired and elected the Surviving Spouse Annuity as defined in Section 3.4 and commenced receiving a benefit on the first of the month following the date of his death.
5.2 A Surviving Spouse's benefit will be payable monthly, and will commence on the first day of the month following the month in which the Participant dies. The last payment will be on the first day of the month in which the Surviving Spouse dies.

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                           SECTION IV
                   DISABILITY BENEFITS PAYABLE

6.1 In the event the Committee determines that a Participant has become and remains totally disabled, the Participant shall be entitled to retire on his Normal Retirement Date or on the first of the month following the date when the Participant's benefits cease under the Company's Long-Term Disability program, if later.
6.2 The annual disability benefit will equal the retirement benefit that would be payable under Section III of this Plan, based on Earnings determined as of the last day of active employment with the Company before commencement of disability.
6.3 In the event a disabled Participant dies prior to Retirement, a benefit equal to 45% of the amount determined in Section 6.2 will be paid to the Surviving Spouse.
6.4 The Committee may require, no more frequently than once in any calendar year, that a disabled Participant submit medical evidence of disability satisfactory to the Committee. The Committee will have sole discretion to discontinue eligibility for a disability benefit based on a consideration of such evidence or lack thereof.
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                           SECTION VII
                          MISCELLANEOUS

7.1 The Committee may, in its sole discretion, terminate, suspend or amend this plan at any time or from time to time, in whole or in part. No termination, suspension, or amendment of the Plan will affect a retired Participant's right or the right of a Surviving Spouse to continue to receive a benefit in accordance with this Plan as in effect on the date such Participant commenced to receive a benefit under this Plan.
     In addition, no termination, suspension, or amendment of the Plan will, without the affected Participant's consent, or the consent of such Participant's Beneficiary, reduce the benefit hereunder of a Participant who has completed both five (5) years of service with the Company and three (3) years of participation in this Plan. The provisions of this Section
     7.1 shall be subordinate to the provisions of Section 2.2 concerning the forfeiture of benefits.
7.2 Nothing contained herein will confer upon any Participant the right to be retained in the service of the Company, nor will it interfere with the right of the Company to discharge or otherwise deal with Participants without regard to the existence of this Plan.
7.3 This Plan is unfunded, and the Company will make Plan benefit payments solely on a current disbursement basis.

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7.4  To the maximum extent permitted by law, no benefit under this
     Plan shall be assignable or subject to any manner to alienation, sale, transfer, claims of creditors, pledge, attachment or encumbrances of any kind.
7.5 The Committee may adopt rules and regulations to assist it in the administration of the Plan.
7.6 Each participant shall receive a copy of this Plan and the Committee will make available for inspection by any Participant a copy of the rules and regulations used by the Committee in administering the Plan.
7.7 This Plan is established under and will be construed according to the laws of the State of New York.
7.8. The Company shall pay, upon request and documentation thereof, all reasonable legal fees and expenses which any Participant may incur as a result of the Company or any of its subsidiaries contesting the validity or enforceability of any provision of this Plan or any claim by such Participant under this Plan; provided, however, that the Company shall be entitled to be reimbursed by such Participant for such amount previously paid to such Participant if it is finally judicially determined that such Participant's claims under this Plan are frivolous.
7.9. In the event of any dispute after the occurrence of 'Change of Control' (as defined in the Key Executive Severance Plan of the Company) between the Company and any Participant with respect to such Participant's rights to any payment under this

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     Plan, the Company shall pay all disputed amounts to such
     Participant and, if it is finally judicially determined that such Participant was not entitled to all or a portion of such disputed amounts, such Participant shall repay to the Company the amount to which he or she was not entitled, together with interest thereon at the weighted average interest rate on the Company's outstanding borrowings.

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          IN WITNESS WHEREOF, the foregoing Amendment and
Restatement having been duly adopted by the Board of Directors, Curtice-Burns Foods, Inc. has caused this instrument to be executed in its name and its corporate seal to be affixed this _____________ day of _________________________________.


                              CURTICE-BURNS FOODS, INC.

                              By:________________________________



ATTEST: _____________________________